UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): June 11, 2014

VERITY CORP.

(Exact name of registrant as specified in its charter)

Nevada	333-147367	38-3767357
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

47184 258th Street, Sioux Falls, SD 57107

(Address of principal executive offices)

Registrant’s telephone number, including area code: (360) 473-1160

Copy of correspondence to:

Marc J. Ross, Esq.

Thomas A. Rose, Esq.

Sichenzia Ross Friedman Ference LLP

61 Broadway

New York, New York 10006

Tel: (212) 930-9700 Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

On June 10, 2014, Verity Corp. (the “Company”), granted an aggregate of 6,350,000 shares of common stock to be issued to certain officer, directors, employees and other providing services to the Company, in consideration of such services. Of such amount, 1,000,000 will be granted to our Chief Operating Officer, James White, for services in 2015. Such shares were granted pursuant to the exemption provided under Section 4(a)(2) of the Securities Act of 1933.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment Ronald Kaufman as President

Effective June 10, 2014, the Company appointed Ronald Kaufman as President.

Mr. Kaufman, age 57, has been a member of the Company’s Board of Directors since October 21, 2013. Mr. Kaufman has been a professional crop and live-stock farmer since 1976. Mr. Kaufman has served on the boards of Farmers Home Association and the Kingsbury County Crop Improvement Board.

There is no understanding or arrangement between Mr. Kaufman and any other person pursuant to which Mr. Kaufman was selected as an officer. Mr. Kaufman does not have any family relationship with any director, executive officer or person nominated or chosen by us to become a director or executive officer, except that he is the nephew of Duane Spader, a member of the Board of Directors.

Appointment of James White as a Member of the Board of Directors

On June 10, 2014, the Company appointed James White, age 62, as a member of the Company’s Board of Directors. Mr. White has been Chief Operating Officer of the Company since November 2013. In 2004, Mr. Wright founded JLW Communications, a consulting company for sales, marketing and strategic management, including five years of consulting work for the Company. Mr. Wright previously served as president of Triumph Boats, president of McCulloch Corporation and vice president of Deere & Company.

There is no understanding or arrangement between Mr. White and any other person pursuant to which Mr. White was selected as an officer. Mr. White does not have any family relationship with any director, executive officer or person nominated or chosen by us to become a director or executive officer.

Appointment of Richard Kamolvathin as Chairman of the Board and Resignation as President of the Company

On June 10, 2014, Richard Kamolvathin was appointed as Chairman of the Board of Directors of the Company. On the same date he also resigned as President of the Company. Mr. Kamolvathin will continue to serve as Chief Executive Officer and a member of the Board of Directors of the Company. In submitting his resignation, Mr. Kamolvathin did not express any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERITY CORP.

Dated: June 16, 2014	By:	/s/ RICHARD KAMOLVATHIN
Richard Kamolvathin
Chief Executive Officer